Exhibit 10.5

                             SHARE OPTION AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 10th day of August, 1999 between Trancom Industries Inc., a Colorado corporation (the "Corporation") and Michael Brozek, as a Director of the Corporation (the "Optionee").

     WHEREAS, the Board of Directors of the Corporation has agreed that options to purchase common shares of the Corporation shall be granted to the Optionee as hereinafter provided for;

     NOW, THEREFORE in consideration of the services provided and to be provided by the Optionee to the Corporation, this Agreement witnesses and it is understood and agreed by and between the parties as follows:

     1. Grant of Option. Subject to the provisions hereinafter contained, the Corporation gives and grants to the Optionee the option, irrevocable unless otherwise terminated under the provisions of this Agreement, to purchase Fifty Thousand (50,000) common shares of the Corporation (the "Optioned Shares"), as presently constituted, at a price of US $0.05per share on the terms and conditions set forth herein, up to and including, the fifth (5th) annual anniversary hereof (the "Expiration Date").

     2. Term of Option. This option shall wholly terminate at the Expiration Date with respect to any shares which shall not have been purchased hereunder by that date.

     3. Manner of Exercise. This option shall be exercised by notice in writing given by the Optionee to the Corporation at its address for notice set out in clause 11 hereof (as changed from time to time thereunder), specifying the number of shares in respect of which it is exercised and accompanied by payment in cash or certified check for the purchase price of all of the shares specified in such notice, calculated in accordance with clause 1 hereof. As soon as practicable following receipt of the notice and payment aforesaid, the Corporation shall cause to be issued in the name of the Optionee a certificate representing the shares in respect of which the option shall have been exercised.

     4. Cessation of Employment or Office. In the event of the Optionee ceasing to be a director, officer or full-time employee of the Corporation, this option shall terminate and become null and void as to any shares not taken up and paid for pursuant hereto on the date (the "Termination Date") which is the first to occur of:

     a. The expiration of 90 days following the date of termination of resignation; or

     b.   The Expiration Date:

provided that, the number of common shares of the Corporation that the Optionee shall be entitled to purchase until the Termination date shall be the number of common shares which the Optionee was entitled to purchase of the date the Optionee ceased to be an officer, director or full-time employee of the Corporation.

     5. Death of Optionee. In the event of the death of the Optionee during the term of this option while the Optionee is still in the service of the Corporation, the Optionee's legal personal representative shall have the right to exercise this option to purchase any shares which the Optionee would have been entitled to purchase under the terms hereof at the time of death, which right shall be exercisable at any time prior to the earlier of:

     a.   The expiration of six months following the date of death; or

     b.   The Expiration Date.


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     6.  Adjustments  in Even of Change of Common Shares.  In the event,  at any time or from time to time, that the share capital of the Corporation, as presently constituted, shall be consolidated or subdivided prior to the exercise by the Optionee, in full, of this option in respect of all of the shares granted herein or the Corporation shall pay a dividend upon its common shares by way of issuance to the holders thereof of additional common shares, this option with respect to any shares which have not been purchased hereunder at the time of any such consolidation, subdivision or stock dividend shall be proportionately adjusted so that the Optionee shall from time to time, upon the exercise of this option, be entitled to receive the number of shares of the Corporation he would have held following such consolidation, subdivision or stock dividend if the Optionee had purchased the shares and held such shares immediately prior to such consolidation, subdivision or stock dividend.

     7. Merger, Amalgamation or Sale. If, during the term of this option, the Corporation shall become merged or amalgamated in or with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for shares or securities of another corporation, the Corporation will make provision that, upon the exercise of this option during its unexpired period after the shares of the continuing or successor corporation in such merger or amalgamation or of the securities or shares of the purchasing corporation as he would have received as a result of such merger, amalgamation or sale if the Optionee had purchased shares of the Corporation immediately prior thereto for the same consideration paid on the exercise of this option and had held such shares on the effective date of such merger, amalgamation or sale. Upon such provision being made, the obligated of the Corporation to the Optionee in respect of its shares then remaining subject to this option shall terminate and be at an end.

     8. Assignment. This option shall not be assignable by the Optionee either in whole or in part and, upon any purported assignment being made in contravention of the terms hereof, this option shall become null and void and of no further force or effect.

     9. Enurement. Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the heirs, executors, administrators and successors of the Optionee and of the Corporation, respectively.

     10. Time. Time shall be of the essence of this Agreement.

     11. Notice. All notices required or allowed to be given under this Agreement shall be made either personally or by mailing the same by prepaid registered post to:

The Optionee:              Michael Brozek
                           44 East Mifflin, Suite 801
                           Madison, WI 53703

The Corporation:           Trancom Industries, Inc.
                           Attn:    Michael Brozek
                           44 East Mifflin, Suite 801
                           Madison, WI   53703

Notices delivered personally shall be deemed to be received on the day of delivery, Saturdays, Sundays and statutory holidays excepted; notices given by mail shall be deemed to have been received by the addresses on the fourth business day following the date of mailing. Either party may change its address for notice hereunder in the above manner.

     12. Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any shares except those shares in respect of which the Optionee shall have exercised his option to purchase in the manner herein before provided.


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     13. Rights Prior to Exercise.  The Optionee shall have no rights whatsoever as a shareholder in respect of any of the shares subject to this Agreement (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of shares in respect of which the Optionee shall have exercised his option to purchase hereunder and which the Optionee shall have actually taken up and paid for.

     14. Regulatory Approvals. This Agreement shall not become effective until the approval of any stock exchange on which the Corporation's common shares are traded is obtained to the granting of the option provided for herein. In the event that such approval of such stock exchange is not so obtained within ninety
(90) days from the date hereof, this Agreement shall terminate and cease to be of any force and effect.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed and delivered this Agreement as of the day and year first above written.



Trancom Industries, Inc.


By:  /s/ Michael Brozek
-------------------------------------------------
     Michael Brozek, President



/s/ Michael Brozek
-------------------------------------------------
Michael Brozek